                                                                    Exhibit 23.2

Evers & Company, Ltd.
Certified Public Accountants

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of MedAire, Inc. on Form 10 of our report, dated March 4, 2003 appearing in the Registration Statement.


/s/ Evers & Company, Ltd.

Phoenix, Arizona
September 30, 2005